Exhibit 22.1
                              SEQUIAM CORPORATION
                                300 Sunport Lane
                             Orlando, Florida 32809
                               Tel. (407) 240-1414
                               Fax (407) 240-1431

                          NOTICE OF SPECIAL MEETING OF
                      SHAREHOLDERS TO BE HELD JULY 18, 2002



     Notice is hereby given that a Special Meeting of the Shareholders of Sequiam Corporation (the "Company") will be held at the company's offices located at 300 Sunport Lane, Orlando, Florida 32809, on July 18, 2002, at 10:00 a.m., for the following purpose:

     1. TO APPROVE THE ACQUISITION OF BREKEL GROUP, INC., A DELAWARE CORPORATION, PURSUANT TO THE SHARE EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION ATTACHED HERETO AS EXHIBIT "A".
                                            -----------

     2. TO APPROVE AN AMENDMENT TO THE BYLAWS PROVIDING FOR SHAREHOLDER APPROVAL WITHOUT A MEETING.

     The Board of Directors has fixed the close of business on June 19, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders are entitled to one vote for each share held. As of June 19, 2002, the Company had 24,233,000 shares of voting stock issued and outstanding.

                                SEQUIAM  CORPORATION



July  8,  2002                  By:
                                   -----------------------------------
                                   Nicolaas  H.  Van  den  Brekel,
                                   Chief  Executive  Officer



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                               SEQUIAM CORPORATION
                                300 Sunport Lane
                             Orlando, Florida 32809
                               Tel. (407) 240-1414
                               Fax (407) 240-1431


                                 PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of the Company for voting at the special meeting of shareholders to be held on July 18, 2002, and at any and all adjournments of such meeting. If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the special meeting of shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Company at the address set forth on page one or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was mailed to shareholders of record on or about July 8, 2002.

     Only the holders of the Company's common stock ("Voting Stock") are entitled to vote at the meeting. Each share of Voting Stock is entitled to one vote, and votes may be cast either in person or by proxy. A quorum consisting of a majority of the shares entitled to vote is required for the meeting. The affirmative vote of the holders of a majority of the outstanding shares of the Company's Voting Stock is required to approve the change of the Company's name. The approval of the holders of a majority of shares of Voting Stock present at the meeting, in person or by proxy, is required to approve any other proposal to come before the meeting. As of June 19, 2002, the Company had 24,233,000 outstanding shares of Voting Stock held by approximately 55 shareholders of record.

     Shares of the Company's Voting Stock represented by properly executed proxies that reflect abstentions or "broker non-votes" will be counted as present for purposes of determining the presence of a quorum at the special meeting. "Broker non-votes" represent shares held by brokerage firms in "street-name" with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority. Brokerage firms will not have discretionary authority to vote these "street-name" shares with respect to the proposal to change the Company's name or to increase the number of authorized shares of the Company's common stock. Because approval of the name change and increase in the number of authorized shares requires the approval of a majority of the Company's outstanding shares, abstentions and broker non-votes will have the same effect as votes against the approval of the matters to be voted upon at the meeting.

     Each of Nicolaas Van den Brekel and Mark Mroczkowski, which collectively own 76.34% of the Company's Voting Stock, intends to vote his shares in favor of the proposals specified in the notice of the Special Meeting of Shareholders.


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                             PRINCIPAL SHAREHOLDERS

     The following table sets forth the number of and percentage of outstanding shares of Voting Stock beneficially owned by each of the officers and directors of the Company, and as a group, and those shareholders owning more than 5% of the Company's Common Stock as of June 19, 2002.

        NAME AND ADDRESS             COMMON STOCK     SHARES OF PERCENT OF CLASS
--------------------------------------------------------------------------------
  Nicolaas  H.  Van  den  Brekel*
  300  Sunport  Lane                     14,000,000             57.77%
  Orlando, Florida 32809
--------------------------------------------------------------------------------
  Mark  Mroczkowski*
  300  Sunport  Lane                      4,500,000             18.57%
  Orlando, Florida 32809
--------------------------------------------------------------------------------
  Gregory  M.  Walters
  1706  Winding  Ridge  Road              2,300,000              9.49%
  Knoxville, Tennessee 37922
--------------------------------------------------------------------------------
  All Officers and Directors as a group  18,500,000             85.83%

*  Denotes  Officer  and/  or  Director  of  the  Company

     The following table sets forth the number and percentage of outstanding shares of Voting Stock that will be beneficially owned by each of the officers and directors of the Company, and as a group, and those shareholders owning more than 5% of the Company's Common Stock, following the closing of the acquisition of Brekel Group, Inc., assuming the Company purchases all (100%) of the currently issued and outstanding shares of Brekel Group, Inc.

        NAME AND ADDRESS             COMMON STOCK     SHARES OF PERCENT OF CLASS
--------------------------------------------------------------------------------
  Nicolaas  H.  Van  den  Brekel*
  300  Sunport  Lane                     18,000,000            49.31%
  Orlando, Florida 32809
--------------------------------------------------------------------------------
  Mark  Mroczkowski*
  300  Sunport  Lane                      4,957,000            13.58%
  Orlando, Florida 32809
--------------------------------------------------------------------------------
 Gregory  M.  Walters
  1706  Winding  Ridge  Road              2,300,000             6.30%
  Knoxville, Tennessee 37922
--------------------------------------------------------------------------------
  All Officers and Directors as a group  25,257,000            69.19%

*  Denotes  Officer  and/  or  Director  of  the  Company


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            PROPOSAL ONE: APPROVE ACQUISITION OF BREKEL GROUP, INC.

     The Company's Directors have unanimously approved the acquisition of Brekel Group, Inc., a Florida corporation, pursuant to the Stock Exchange Agreement and Plan of Reorganization attached hereto as Exhibit "A" (the "Agreement"). The
                                          -----------
acquisition is scheduled to close on July 9, 2002, as may be extended by the Company. This Proposal must be approved by holders of a majority of the Company's Voting Stock; if it is not so approved, the Company will consider other alternatives.

     The Board of Directors recommends that the shareholders approve the Agreement.

                        PROPOSAL TWO: AMENDMENT TO BYLAWS

     Section  11  of  the  Company's  Bylaws  currently  states:

     SECTION 11. INFORMAL ACTION BY SHAREHOLDERS:

     Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

The Board of Directors recommends that the shareholders adopt the following resolution amending the Company's Bylaws:

     RESOLVED, that Section 11 of the Bylaws be deleted and replaced with the following:

     SECTION 11. INFORMAL ACTION BY SHAREHOLDERS:

     Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without prior notice by (a) written consent of the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize such action at a meeting of the shareholders where all shareholders entitled to vote were present, or
     (b) such other method permitted by law.


                        AVAILABILITY OF FILINGS MADE WITH
                     THE SECURITIES AND EXCHANGE COMMISSION

     The Company's Annual Report on Form 10-KSB, its latest Quarterly Report on Form 10-QSB, and its subsequent report on Form 8-K will be sent to any shareholder of the Company upon request. Requests for a copy of these reports should be addressed to the Secretary of the Company at the address provided on the first page of this proxy statement.


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